As filed with the Securities and Exchange Commission on February 22, 2024
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
LKQ CORPORATION*
(Exact Name of Registrant as Specified in its Charter)

Delaware	36-4215970
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
500 West Madison Street, Suite 2800
Chicago, IL 60661
(312) 621-1950
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Matthew J. McKay
Senior Vice President, General Counsel and Corporate Secretary
LKQ Corporation
500 West Madison Street, Suite 2800
Chicago, Illinois 60661
(312) 621-1950
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Kenneth A. Peterson, Jr., Esq.
Carrie C. McNally, Esq.
Jason R. Schendel, Esq.
Sheppard, Mullin, Richter & Hampton LLP
321 North Clark Street, 32nd Floor
Chicago, Illinois 60602
(312) 499-6300
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.       ☐
*Certain subsidiaries of LKQ Corporation are also registrants and are identified on the following page.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in Its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
A&A Auto Parts Stores, Inc.	Pennsylvania	5010	23-3001870
American Recycling International, Inc.	California	5010	95-3072886
Assured Quality Testing Services, LLC	Delaware	5010	83-3543723
Automotive Calibration & Technology Services, LLC	Delaware	5010	N/A
DriverFx.com, Inc.	Delaware	5010	52-2204596
Global Powertrain Systems, LLC	Delaware	5010	45-4796772
KAIR IL, LLC	Illinois	5010	27-2172437
KAO Logistics, Inc.	Pennsylvania	5010	46-1628386
KAO Warehouse, Inc.	Delaware	5010	46-1799101
Keystone Automotive Industries, Inc.	California	5010	95-2920557
Keystone Automotive Operations, Inc.	Pennsylvania	5010	23-2950980
Keystone Automotive Operations of Canada, Inc.	Delaware	5010	86-9884627
KPGW Canadian Holdco, LLC	Delaware	5010	26-3412558
LKQ Auto Parts of Central California, Inc.	California	5010	95-2907390
LKQ Best Automotive Corp.	Delaware	5010	01-0550489
LKQ Central, Inc.	Delaware	5010	48-1140432
LKQ Dutch Bond B.V.	The Netherlands	5010	N/A
LKQ Foster Auto Parts, Inc.	Oregon	5010	93-0510648
LKQ Investments, Inc.	Delaware	5010	82-1373924
LKQ Lakenor Auto & Truck Salvage, Inc.	California	5010	36-4261867
LKQ Midwest, Inc.	Delaware	5010	31-1692164
LKQ Northeast, Inc.	Delaware	5010	32-0025173
LKQ Pick Your Part Central, LLC	Delaware	5010	20-8081775
LKQ Pick Your Part Midwest, LLC	Delaware	5010	31-1692164
LKQ Pick Your Part Southeast, LLC	Delaware	5010	47-0916179
LKQ Southeast, Inc.	Delaware	5010	59-2238605
LKQ Taiwan Holding Company	Illinois	5010	80-0565845
LKQ Trading Company	Delaware	5010	27-1915301
North American ATK Corporation	California	5010	95-3719642
Pick-Your-Part Auto Wrecking	California	5010	95-3406551
Potomac German Auto, Inc.	Maryland	5010	52-1637030
Redding Auto Center, Inc.	California	5010	36-4261871
Warn Industries, Inc.	Delaware	5010	93-1292050
Earl Owen Co.	Texas	5010	75-1548733
Uni-Select USA Holdings, Inc.	Delaware	5010	20-1757893
FinishMaster, Inc.	Indiana	5010	38-2252096
Uni-Select USA LLC	Delaware	5010	20-0769630
__________________
(1)The address for the principal executive offices of each of the additional registrants is 500 West Madison Street, Suite 2800, Chicago, IL 60661, and the telephone number for each of the additional registrants is (312) 621-1950.

PROSPECTUS
LKQ CORPORATION
COMMON STOCK
DEBT SECURITIES
GUARANTEES
WARRANTS
PURCHASE CONTRACTS
UNITS

LKQ DUTCH BOND B.V.
DEBT SECURITIES
GUARANTEES

Guarantees by certain subsidiaries of LKQ Corporation
We may offer from time to time common stock, debt securities, warrants, purchase contracts or units of LKQ Corporation and debt securities of LKQ Dutch Bond B.V. The debt securities of LKQ Corporation may be co-issued or guaranteed by one or more of its subsidiaries, and the debt securities of LKQ Dutch Bond B.V. may be co-issued or guaranteed by LKQ Corporation and one or more subsidiaries of LKQ Corporation, in each case on terms to be determined at the time of the offering.
Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “LKQ.”

Investing in these securities involves certain risks. See “Risk Factors” on page 6 of this prospectus and “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 22, 2024
We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus.
When the terms the “Company,” “we,” “us” or “our” are used in this document, those terms refer to LKQ Corporation and its consolidated subsidiaries, including LKQ Finance, except where it is made clear that the terms mean LKQ Corporation or LKQ Finance only. The term “LKQ Corp” means LKQ Corporation only, and the term “LKQ Finance” means LKQ Dutch Bond B.V. only. The common stock, debt securities, warrants, purchase contracts and units of LKQ Corp and the debt securities of LKQ Finance and guarantees thereof by LKQ Corp and the other subsidiary registrants are collectively referred to as “securities.”

LKQ CORPORATION
We are a global distributor of vehicle products, including replacement parts, components and systems used in the repair and maintenance of vehicles, and specialty vehicle aftermarket products and accessories to improve the performance, functionality and appearance of vehicles.
Buyers of vehicle replacement products have the option to purchase from primarily five sources: new products produced by original equipment manufacturers (“OEMs”); new products produced by companies other than the OEMs, which are referred to as aftermarket products; recycled products obtained from salvage and total loss vehicles; recycled products that have been refurbished; and recycled products that have been remanufactured. We distribute a variety of products to collision and mechanical repair shops, including aftermarket collision and mechanical products; recycled collision and mechanical products; refurbished collision products such as wheels, bumper covers and lights; and remanufactured engines and transmissions. Collectively, we refer to the four sources that are not new OEM products as alternative parts.
Our Wholesale - North America segment is a leading provider of alternative vehicle collision replacement products, paint and related products, and alternative vehicle mechanical replacement products, with our sales, processing, and distribution facilities reaching most major markets in the United States and Canada. Our Europe segment is a leading provider of alternative vehicle replacement and maintenance products in Germany, the United Kingdom ("U.K."), the Benelux region (Belgium, Netherlands, and Luxembourg), Italy, Czech Republic, Austria, Slovakia, Poland, and various other European countries. Our Specialty segment is a leading distributor of specialty vehicle aftermarket equipment and accessories reaching most major markets in the U.S. and Canada. Our Self Service segment operates self service retail facilities across the U.S. that sell recycled automotive products from end-of-life-vehicles.
Our principal executive offices are located at 500 West Madison, Suite 2800, Chicago, Illinois 60661, and our telephone number is (312) 621-1950.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, in one or more offerings, sell any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings may be found on our website at www.lkqcorp.com. Information accessible on or through our website shall not be deemed to be incorporated by reference into this prospectus. The SEC also maintains a website (http://www.sec.gov) on which our reports, proxy statements and other information are made available.
The SEC allows us to “incorporate by reference” our publicly filed reports into this prospectus, which means that information included in those reports is considered part of this prospectus. Information that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus and in prior reports. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of any offering under this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•our Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 22, 2024; and
•the description of our common stock which is contained in the Registration Statement on Form 8-A filed September 29, 2003, under the Exchange Act, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.21 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (filed with the SEC on February 26, 2021).
Copies of the documents listed above may also be obtained free of charge upon written or oral request to:
LKQ Corporation
c/o Corporate Secretary
500 West Madison Street, Suite 2800
Chicago, Illinois 60661
(312) 621-1950

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Statements and information contained in or incorporated by reference into this prospectus that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the “safe harbor” provisions of such Act. Forward-looking statements include, but are not limited to, statements regarding our outlook, guidance, expectations, beliefs, hopes, intentions and strategies. Words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “believe,” “if,” “estimate,” “intend,” “project” and similar words or expressions are used to identify these forward-looking statements. These statements are subject to a number of risks, uncertainties, assumptions and other factors that may cause our actual results, performance or achievements to be materially different. All forward-looking statements are based on information available to us at the time the statements are made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
You should not place undue reliance on our forward-looking statements. Actual events or results may differ materially from those expressed or implied in the forward-looking statements. The risks, uncertainties, assumptions and other factors that could cause actual results to differ from the results predicted or implied by our forward-looking statements include those identified in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2023, as may be amended or supplemented in other documents we file with the SEC from time to time, which are incorporated by reference herein (including under the sections hereof and thereof entitled “Risk Factors” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations”). These factors include the following (not necessarily in order of importance):
•our operating results and financial condition have been and could continue to be adversely affected by the economic, political and social conditions in North America, Europe, Taiwan and other countries, as well as the economic health of vehicle owners and numbers and types of vehicles sold;
•we face competition from local, national, international, and internet-based vehicle products providers, and this competition could negatively affect our business;
•we rely upon insurance companies and our customers to promote the usage of alternative parts;
•intellectual property claims relating to aftermarket products could adversely affect our business;
•if the number of vehicles involved in accidents or being repaired declines, or the mix of the types of vehicles in the overall vehicle population changes, our business could suffer;
•fluctuations in the prices of commodities could adversely affect our financial results;
•an adverse change in our relationships with our suppliers, disruption to our supply of inventory, or the misconduct, performance failures or negligence of our third party vendors or service providers could increase our expenses, impede our ability to serve our customers, or expose us to liability;
•future public health emergencies could have a material adverse impact on our business, results of operation, financial condition and liquidity, the nature and extent of which is highly uncertain;
•if we determine that our goodwill or other intangible assets have become impaired, we may incur significant charges to our pretax income;
•we could be subject to product liability claims and involved in product recalls;
•we may not be able to successfully acquire businesses or integrate acquisitions, and we may not be able to successfully divest certain businesses;
•we have a substantial amount of indebtedness, which could have a material adverse effect on our financial condition and our ability to obtain financing in the future and to react to changes in our business;

•our senior notes do not impose any limitations on our ability to incur additional debt or protect against certain other types of transactions, and we may incur additional indebtedness under our credit agreement;
•our credit agreement imposes operating and financial restrictions on us and our subsidiaries, which may prevent us from capitalizing on business opportunities;
•we may not be able to generate sufficient cash to service all of our indebtedness, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful;
•our future capital needs may require that we seek to refinance our debt or obtain additional debt or equity financing, events that could have a negative effect on our business;
•our variable rate indebtedness subjects us to interest rate risk, which could cause our indebtedness service obligations to increase significantly;
•repayment of our indebtedness is dependent on cash flow generated by our subsidiaries;
•a downgrade in our credit rating would impact our cost of capital;
•the amount and frequency of our share repurchases and dividend payments may fluctuate;
•existing or new laws and regulations, or changes to enforcement or interpretation of existing laws or regulations, may prohibit, restrict or burden the sale of aftermarket, recycled, refurbished or remanufactured products;
•we are subject to environmental regulations and incur costs relating to environmental matters;
•if we fail to maintain proper and effective internal control over financial reporting in the future, our ability to produce accurate and timely financial statements could be negatively impacted, which could harm our operating results and investor perceptions of our company and as a result may have a material adverse effect on the value of our common stock;
•we may be adversely affected by legal, regulatory or market responses to global climate change;
•our amended and restated bylaws provide that the courts in the State of Delaware are the exclusive forums for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees;
•our effective tax rate could materially increase as a consequence of various factors, including U.S. and/or international tax legislation, applicable interpretations and administrative guidance, our mix of earnings by jurisdiction, and U.S. and foreign jurisdictional audits;
•if significant tariffs or other restrictions are placed on products or materials we import or any related counter-measures are taken by countries to which we export products, our revenue and results of operations may be materially harmed;
•governmental agencies may refuse to grant or renew our operating licenses and permits;
•the costs of complying with the requirements of laws pertaining to data privacy and cybersecurity of personal information and the potential liability associated with the failure to comply with such laws could materially adversely affect our business and results of operations;
•our employees are important to successfully manage our business and achieve our objectives;
•we operate in foreign jurisdictions, which exposes us to foreign exchange and other risks;
•our business may be adversely affected by union activities and labor and employment laws;

•we rely on information technology and communication systems in critical areas of our operations and a disruption relating to such technology could harm our business;
•business interruptions in our distribution centers or other facilities may affect our operations, the function of our computer systems, and/or the availability and distribution of merchandise, which may affect our business;
•if we experience problems with our fleet of trucks and other vehicles, our business could be harmed;
•we may lose the right to operate at key locations; and
•activist investors could cause us to incur substantial costs, divert management’s attention, and have an adverse effect on our business.
Other matters set forth in this prospectus may also cause our actual future results to differ materially from these forward-looking statements. We cannot assure you that our expectations will prove to be correct. In addition, all subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements mentioned above.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement, including, without limitation, the risk factors described in any applicable prospectus supplement and any risk factors set forth in our periodic reports and public filings with the SEC, which are incorporated by reference in this prospectus, before making an investment decision. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. See “Where You Can Find More Information.”

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the offered securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities.

DESCRIPTION OF COMMON STOCK
General
As used in this “Description of Common Stock” section, the terms the “Company,” “we,” “us” and “our” refer to LKQ Corp and not its subsidiaries.
We are authorized to issue up to 1,000,000,000 shares of common stock. Each share has a par value of $0.01. The following description summarizes various provisions of our common stock. The summary is not complete and is subject to, and qualified in its entirety by, our restated certificate of incorporation and amended and restated bylaws, copies of which are attached as exhibits hereto, and the provisions of applicable Delaware law.
Each share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. The holders of common stock are entitled to receive dividends, if any, declared from time to time by the directors out of legally available funds. The payment of dividends is restricted by the terms of our Senior Unsecured Credit Agreement. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after the payment of liabilities.
The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.
Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws
Some provisions of our restated certificate of incorporation and amended and restated bylaws may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest. These provisions include:
Special Meetings of Stockholders
Our restated certificate of incorporation provides that special meetings of our stockholders may be called only by the president or by a majority of the board of directors. As a result, stockholders must rely on the board of directors to call a special meeting or wait until the next annual meeting to hold a vote on extraordinary matters like a significant transaction and would have to comply with the notice provisions described below. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace members of the board of directors also could be delayed until the next annual meeting.
Advance Notice Procedure
Our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Generally, the advance notice provisions require that written notice of the proposals or nominations must be given to our secretary no less than 60 days nor more than 90 days prior to the annual meeting. However, if notice or prior public disclosure of the annual meeting date is given less than 70 days prior to the meeting, the notice must be received by our secretary no later than the close of business on the tenth day following the day on which notice of the annual meeting date was mailed or public disclosure was made, whichever occurs first.
At an annual meeting, stockholders may only consider proposals or nominations specified in the notice of meeting, brought before the meeting by or at the direction of the board of directors, or brought before the meeting by a stockholder who has complied with the notice provisions described above. Our amended and restated bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

No Stockholder Action by Written Consent
Delaware law provides that stockholders may take action by written consent in lieu of a stockholder meeting. However, Delaware law also allows us to eliminate stockholder actions by written consent, which we have done. Elimination of written consents of stockholders may lengthen the amount of time required to take stockholder actions because actions by written consent are not subject to the minimum notice requirement of a stockholders’ meeting. The elimination of stockholders’ written consents may also deter hostile takeover attempts. Without the availability of stockholders’ actions by written consent, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a stockholders meeting. The holder would have to obtain the consent of a majority of the board of directors to call a special stockholders’ meeting or comply with the notice periods applicable to annual meetings.
Authorized but Unissued Shares
The authorized but unissued shares of common stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including public offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of a majority of our stock by means of a proxy contest, tender offer, merger or otherwise.
Material Provisions of Delaware Law
We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, such provisions prohibit a publicly held Delaware corporation from engaging in any business combination transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:
•the transaction is approved by the board of directors prior to the date the interested stockholder obtained that status;
•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•on or subsequent to the date the person became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.
A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to an interested stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns, or at any time in the previous three years owned, 15% or more of a corporation’s voting stock. The statute could have the effect of prohibiting or delaying mergers or other takeover or change in control attempts.
Choice of Forum Provisions in Our Bylaws
Our amended and restated bylaws provide that the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another court of the State of Delaware, or if no court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the exclusive forum for the following types of actions or proceedings:
•any derivative action or proceeding brought on our behalf;
•any action asserting a breach of fiduciary duty;

•any action asserting a claim against us arising under the Delaware General Corporation Law, our certificate of incorporation or our bylaws;
•any action asserting a claim governed by the internal-affairs doctrine; and
•any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or our bylaws.
The choice of forum provision in our bylaws does not apply to claims brought to enforce any duty or liability created by the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”) or any claim with respect to which the federal courts have exclusive jurisdiction.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc. Its address is 605 Third Avenue, 41st Floor, New York, NY 10158.
Listing
Our common stock is listed on the Nasdaq Global Select Market under the symbol “LKQ.”

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES
Each of LKQ Corp and LKQ Finance may offer debt securities under this prospectus. This prospectus describes certain general terms and provisions of the debt securities. When LKQ Corp or LKQ Finance offers to sell a particular series of debt securities, the specific terms for the securities will be set forth in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.
LKQ Corp’s senior debt securities would be issued under a senior indenture among LKQ Corp, the guarantors party thereto and the trustee to be named in such indenture.
LKQ Finance’s senior debt securities would be issued under a senior indenture among LKQ Finance, LKQ Corp, as a guarantor, the other guarantors party thereto, the trustee to be named in such indenture, and the registrar, paying agent, transfer agent, or other agents to be named in such indenture.
This prospectus refers to each of LKQ Corp’s senior indenture and LKQ Finance’s senior indenture individually as the “indenture” and collectively as the “indentures.” We use the term “trustee” to refer to either the trustee under the LKQ Corp indenture or the trustee under the LKQ Finance indenture, as applicable.
We have summarized certain terms and provisions of the indentures. The summary is not complete. The indentures have been filed as exhibits to the registration statement of which this prospectus forms a part, which we have filed with the SEC. You should read the indentures for the provisions which may be important to you. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended.
LKQ Corp or LKQ Finance may issue debt securities up to an aggregate principal amount as LKQ Corp or LKQ Finance may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:
•the title of the debt securities;
•ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;
•the designation, aggregate principal amount and authorized denominations;
•whether or not the debt securities will have the benefit of a guarantee or will be co-issued by another entity;
•the maturity date;
•the interest payment dates and the record dates for the interest payments;
•the interest rate, if any, and the method for calculating the interest rate;
•if other than New York, NY, the place where we will pay principal and interest;
•any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;
•if other than denominations of $2,000 or multiples of $1,000, the denominations the debt securities will be issued in;
•if other than the principal amount, the portion of principal amount payable upon acceleration of the maturity;
•the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

•if the debt securities may be exchangeable for and/or convertible into the ordinary shares of LKQ Corp or any other security;
•whether and under what circumstances additional amounts will be paid to a non-U.S. person in respect of any tax, assessment or governmental charge withheld or deducted;
•additional provisions, if any, relating to the defeasance of the debt securities;
•whether the debt securities will be issued in the form of global notes;
•any material U.S. federal income tax consequences;
•any listing on a securities exchange;
•the initial public offering price; and
•other specific terms, including events of default, covenants, provisions related to amendments and waivers, transfer and exchange, satisfaction and discharge and defeasance.
The form of indentures filed with the registration statement of which this prospectus forms a part contain certain of these terms, which may be modified in connection with the offering of any debt securities.
Senior Debt
Each of LKQ Corp and LKQ Finance will issue under its indenture the debt securities that will constitute part of the senior debt of such issuer. These senior debt securities will rank equally and pari passu with all other unsecured and unsubordinated debt of such issuer.
Guarantees
Each prospectus supplement will describe any guarantees of debt securities for the benefit of the series of debt securities to which it relates. Debt securities issued by LKQ Corp may be guaranteed by any of the subsidiary registrants under the registration statement of which this prospectus forms a part. Debt securities issued by LKQ Finance will be guaranteed by LKQ Corp and may be guaranteed by any of the subsidiary registrants. The guarantees will be full and unconditional on a joint and several basis. Each of the subsidiary guarantors is 100% owned by LKQ Corp.
Concerning the Trustee, Paying Agent, Transfer Agent and Registrar
The applicable prospectus supplement with respect of a series of debt securities will identify the trustee, registrar, paying agent, transfer agent, and other agents under the senior indenture for the applicable series of debt securities issued by LKQ Corp or LKQ Finance. Such trustees and their respective affiliates may have engaged in, and may in the future engage in, financial or other transactions with LKQ Corp, LKQ Finance and the guarantors and their affiliates in the ordinary course of their respective businesses, subject to the Trust Indenture Act of 1939, as amended.
Governing Law
The senior indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS
As used in this “Description of Warrants” section, the terms the “Company,” “we,” “us” and “our” refer to LKQ Corp and not its subsidiaries.
We may issue warrants to purchase our debt securities, our common stock, or any combination of our debt securities and common stock. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.
The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:
•the title of the warrants;
•the aggregate number of warrants offered;
•the designation, number and terms of the debt securities or common stock purchasable upon exercise of the warrants, and procedures by which the number of securities purchasable may be adjusted;
•the exercise price of the warrants;
•the dates or periods during which the warrants are exercisable;
•the designation and terms of any securities with which the warrants are issued;
•if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;
•if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
•any minimum or maximum amount of warrants that may be exercised at any one time; and
•any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

DESCRIPTION OF PURCHASE CONTRACTS
As used in this “Description of Purchase Contracts” section, the terms the “Company,” “we,” “us” and “our” refer to LKQ Corp and not its subsidiaries.
LKQ Corp may issue purchase contracts for the purchase or sale of:
•debt securities or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination as specified in the applicable prospectus supplement;
•currencies; or
•commodities.
We may issue purchase contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified or varying number of securities, currencies or commodities at a purchase price, which may be based on a formula, at a future date. Alternatively, we may issue purchase contracts obligating us to purchase from holders, and obligating holders to sell to us, a specified or varying number of securities, currencies or commodities at a purchase price, which may be based on a formula, at a future date. We may be entitled to satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of that purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify the methods by which the holders may purchase or sell those securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The purchase contracts may be entered into separately or as a part of units.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or deferred basis. The purchase contracts may require holders to secure their obligations under the contracts in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, LKQ Corp may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of common stock or any combination of these securities, or securities of other entities. The applicable prospectus supplement will describe:
•the terms of the units and of the purchase contracts, warrants, debt securities and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•a description of the terms of any unit agreement governing the units; and
•a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES
Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
Registered Global Securities. LKQ Corp or LKQ Finance may issue the registered debt securities, warrants and units, as applicable, in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if LKQ Corp or LKQ Finance requests any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of LKQ Corp, LKQ Finance, the trustees, the warrant agents, the unit agents or any other agent of LKQ Corp or LKQ Finance, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, LKQ Corp or LKQ Finance, as applicable, will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of theirs or of LKQ Corp or LKQ Finance. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION
The securities being offered by this prospectus may be sold by the issuers:
•through agents;
•to or through underwriters;
•through broker-dealers (acting as agent or principal);
•directly by us to purchasers, through a specific bidding or auction process or otherwise; or
•through a combination of any such methods of sale.
The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Global Select Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.
If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.
If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.
We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.
Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.
Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.
Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.
Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.
Each new series of securities other than the common stock of LKQ Corp, which is listed on Nasdaq Global Select Market, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock of LKQ Corp, may or may not be listed on a national securities exchange.

LEGAL MATTERS
Unless otherwise indicated in the prospectus supplement with respect to any securities, the validity of the securities to be offered hereby will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, Chicago, Illinois. Certain legal matters relating to Pennsylvania law will be passed upon for us by Cozen O’Connor, Philadelphia, Pennsylvania. Certain legal matters relating to Oregon law will be passed upon for us by Stoel Rives LLP, Portland, Oregon. Certain legal matters relating to Indiana law will be passed upon for us by Barnes & Thornburg LLP, Indianapolis, Indiana. Certain legal matters relating to the laws of The Netherlands will be passed upon by Baker & McKenzie Amsterdam N.V.
EXPERTS
The financial statements of the Company incorporated by reference in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the costs and expenses payable by the registrants in connection with the sale of the securities being registered hereby.

Amount to be Paid
Registration fee	$ *
Printing	**
Legal fees and expenses (including blue sky fees)	**
Trustee fees	**
Rating agency fees	**
Accounting fees and expenses	**
Miscellaneous	**
TOTAL	$ *
__________________
*In accordance with Rules 456(b) and 457(r), we are deferring payment of all the registration fees required in connection with this registration statement.
**    These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers
Delaware
LKQ Corporation
LKQ Corporation is organized under the Delaware General Corporation Law (“DGCL”), which empowers Delaware corporations to indemnify any director or officer, or former director or officer, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such action, suit or proceeding, provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer had no reasonable cause to believe his conduct was unlawful.
The DGCL also empowers Delaware corporations to provide similar indemnity to any director or officer, or former director or officer, for expenses, including attorneys’ fees, actually and reasonably incurred by the person in connection with the defense or settlement of actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation, except in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.
The DGCL further provides that (i) to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding described above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, and (ii) indemnification and advancement of expenses provided by, or granted pursuant to, the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled.
The DGCL permits a Delaware corporation to purchase and maintain, on behalf of any director or officer, insurance against liabilities incurred in such capacities. The DGCL also permits a corporation to pay expenses incurred by a director or officer in advance of the final disposition of an action, suit or proceeding, upon receipt of an undertaking by the director or officer to repay such amount if it is determined that such person is not entitled to indemnification.
As permitted by the DGCL, LKQ Corporation’s restated certificate of incorporation eliminates the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director’s fiduciary duty except, to the extent provided by applicable law, (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which a director derived an improper personal benefit. In addition, the registrant’s restated certificate of incorporation provides that it is required to indemnify its directors and officers to the fullest extent permitted by the DGCL for any expenses, liabilities or other matters, that such indemnification is not exclusive of any other right to indemnification that such person may be entitled to otherwise, and that the right to such indemnification is available for current and former directors and officers and inures to the benefit of their heirs, executors and administrators. The registrant’s amended and restated bylaws also contain provisions for indemnification of its directors and officers consistent with the provisions of the DGCL.
LKQ Corporation has also entered into an indemnification agreement with each of its directors and officers which provides for certain rights to indemnification and payment of expenses in addition to and in furtherance of the indemnification provisions in our restated certificate of incorporation.
The foregoing statements are subject to the detailed provisions of the DGCL and the registrant’s restated certificate of incorporation, amended and restated bylaws and the form of indemnification agreement, the latter three of which have been filed as exhibits to the registrant’s most recent annual report on Form 10-K.
LKQ Corporation has obtained insurance policies indemnifying its directors and officers against certain civil liabilities and related expenses.
Assured Quality Testing Services, LLC
Pursuant to Section 18-108 of the Delaware Limited Liability Company Act (“DLLCA”), a Delaware limited liability company is empowered to indemnify and hold harmless any member or manager or other person from and against all claims and demands whatsoever.
Section 10(b) of the Limited Liability Company Agreement (the “Assured LLCA”) of Assured Quality Testing Services, LLC (“Assured Quality”) provides that Assured Quality will indemnify, save harmless and pay all judgments and claims against any Member (as such term is defined in the Assured LLCA) or any officer, director, employee, agent or representative of Assured Quality (each, a “Covered Person” and collectively, the “Covered Persons”) relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Covered Person in connection with the business of Assured Quality, including reasonable attorneys’ fees incurred by the Covered Person in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred. Notwithstanding the provisions of Section 10(b) of the Assured LLCA, Section 10(b) of the Assured LLCA shall be enforced only to the maximum extent permitted by law and no Covered Person shall be indemnified from any liability for the fraud, intentional misconduct or a knowing violation of the law of such Covered Person which was material to the cause of action.
Section 10(c) of the Assured LLCA provides that notwithstanding any other provision of the Assured LLCA or anything otherwise existing at law (whether common or statutory), in equity or otherwise, to the fullest extent permitted by applicable law, in taking actions for, on behalf or in respect of, or relating or with respect to Assured Quality, including, without limitation, causing Assured Quality to take or refuse to take any action in respect of any matter, and for all other purposes, no Covered Person shall have any duties (including any fiduciary duties), whether direct or indirect, or any liabilities relating thereto, to Assured Quality, any Member or any other person or entity that is a party to or is otherwise bound by this Agreement, including without limitation any duty (including any fiduciary duty) to consider any interests of or factors affecting Assured Quality, any Member or any other person or entity, and such Covered Person shall be entitled to consider such interests and factors as it desires, including its own interests, any such duties (including fiduciary duties) and liabilities relating thereto, if any, being hereby eliminated to the fullest extent permitted by applicable law (and provided, however, that nothing in this Agreement shall be construed as eliminating the implied contractual covenant of good faith and fair dealing or liability for any act or omission that constitutes a bad faith violation thereof).
Automotive Calibration & Technology Services, LLC
See the discussion of applicable provisions of the DLLCA above under “—Assured Quality Testing Services, LLC.”
Sections 10(b) and 10(c) of the Amended and Restated Limited Liability Company Agreement of Automotive Calibration & Technology Services, LLC provide for indemnification of directors and officers in the same manner as the Assured LLCA described above under “—Assured Quality Testing Services, LLC.”
DriverFx.com, Inc.
See discussion of applicable provisions of DGCL above under “—LKQ Corporation.”
The Certificate of Incorporation of DRIVERFX.COM, Inc. (“DRIVERFX”) provides that a director of DRIVERFX shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the filing of DRIVERFX’s Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of DRIVERFX shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of the foregoing by the stockholders of DRIVERFX shall not adversely affect any right or protection of a director of DRIVERFX existing at the time of such repeal or modification.
Article III, Section 14 of the Second Amended and Restated Bylaws of DRIVERFX provides that DRIVERFX shall indemnify and upon request advance expenses to every person who is or was a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he/she is or was a director or officer of DRIVERFX or, while a director or officer or employee of DRIVERFX, is or was serving at the request of DRIVERFX as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with such action, suit or proceeding, to the full extent permitted by applicable law.
Global Powertrain Systems, LLC
See the discussion of applicable provisions of the DLLCA above under “—Assured Quality Testing Services, LLC.”
Sections 10(b) and 10(c) of the Amended and Restated Limited Liability Company Agreement of Global Powertrain Systems, LLC provide for indemnification of directors and officers in the same manner as the Assured LLCA described above under “—Assured Quality Testing Services, LLC.”
KAO Warehouse, Inc.
See discussion of applicable provisions of DGCL above under “—LKQ Corporation.”

The Certificate of Incorporation of KAO Warehouse, Inc. provides for indemnification of directors and officers in the same manner as the Certificate of Incorporation of DRIVERFX above under “—DriverFX.com, Inc.”
Article III, Section 14 of the Amended and Restated Bylaws of KAO Warehouse, Inc. provides for indemnification of directors and officers in the same manner as the Second Amended and Restated Bylaws of DRIVERFX described above under “—DriverFX.com, Inc.”
Keystone Automotive Operations of Canada, Inc.
See discussion of applicable provisions of DGCL above under “—LKQ Corporation.”
Article III, Section 14 of the Amended and Restated Bylaws of Keystone Automotive Operations of Canada, Inc. provides for indemnification of directors and officers in the same manner as the Second Amended and Restated Bylaws of DRIVERFX described above under “—DriverFX.com, Inc.”
KPGW Canadian Holdco, LLC
See the discussion of applicable provisions of the DLLCA above under “—Assured Quality Testing Services, LLC.”
Sections 10(b) and 10(c) of the Third Amended and Restated Limited Liability Company Agreement of KPGW Canadian Holdco, LLC provide for indemnification of directors and officers in the same manner as the Limited Assured LLCA described above under “—Assured Quality Testing Services, LLC.”
LKQ Best Automotive Corp.
See discussion of applicable provisions of DGCL above under “—LKQ Corporation.”
The Certificate of Incorporation of LKQ Best Automotive Corp. (“LKQ Best”) provides that a director of LKQ Best shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
Article III, Section 14 of the Amended and Restated Bylaws of LKQ Best provides for indemnification of directors and officers in the same manner as the Second Amended and Restated Bylaws of DRIVERFX described above under “—DriverFX.com, Inc.”
LKQ Central, Inc.
See discussion of applicable provisions of DGCL above under “—LKQ Corporation.”
Article III, Section 14 of the Amended and Restated Bylaws of LKQ Central, Inc. provides for indemnification of directors and officers in the same manner as the Second Amended and Restated Bylaws of DRIVERFX above under “—DriverFX.com, Inc.”
LKQ Investments, Inc.
See discussion of applicable provisions of DGCL above under “—LKQ Corporation.”
The Certificate of Incorporation of LKQ Investments, Inc. provides for indemnification of directors and officers in the same manner as the Certificate of Incorporation of LKQ Best described above under “—LKQ Best Automotive Corp.”
Article III, Section 14 of the Amended and Restated Bylaws of LKQ Investments, Inc. provides for indemnification of directors and officers in the same manner as the Second Amended and Restated Bylaws of DRIVERFX above under “—DriverFX.com, Inc.”

LKQ Midwest, Inc.
See discussion of applicable provisions of DGCL above under “—LKQ Corporation.”
The Certificate of Incorporation of LKQ Midwest, Inc. provides for indemnification of directors and officers in the same manner as the Certificate of Incorporation of LKQ Best described above under “—LKQ Best Automotive Corp.”
Article III, Section 14 of the Amended and Restated Bylaws of LKQ Midwest, Inc. provides for indemnification of directors and officers in the same manner as the Second Amended and Restated Bylaws of DRIVERFX above under “—DriverFX.com, Inc.”
LKQ Northeast, Inc.
See discussion of applicable provisions of DGCL above under “—LKQ Corporation.”
Article III, Section 14 of the Amended and Restated Bylaws of LKQ Northeast, Inc. provides for indemnification of directors and officers in the same manner as the Second Amended and Restated Bylaws of DRIVERFX described above under “—DriverFX.com, Inc.”
LKQ Pick Your Part Central, LLC
See the discussion of applicable provisions of the DLLCA above under “—Assured Quality Testing Services, LLC.”
Sections 10(b) and 10(c) of the Amended and Restated Limited Liability Company Agreement of LKQ Pick Your Part Central, LLC provide for indemnification of directors and officers in the same manner as the Assured LLCA described above under “—Assured Quality Testing Services, LLC.”
LKQ Pick Your Part Midwest, LLC
See the discussion of applicable provisions of the DLLCA above under “—Assured Quality Testing Services, LLC.”
Sections 10(b) and 10(c) of the Second Amended and Restated Limited Liability Company Agreement of LKQ Pick Your Part Midwest, LLC provide for indemnification of directors and officers in the same manner as the Assured LLCA described above under “—Assured Quality Testing Services, LLC.”
LKQ Pick Your Part Southeast, LLC
See the discussion of applicable provisions of the DLLCA above under “—Assured Quality Testing Services, LLC.”
Sections 10(b) and 10(c) of the Amended and Restated Limited Liability Company Agreement of LKQ Pick Your Part Southeast, LLC provide for indemnification of directors and officers in the same manner as the Assured LLCA described above under “—Assured Quality Testing Services, LLC.”
LKQ Southeast, Inc.
See discussion of applicable provisions of DGCL above under “—LKQ Corporation.”
The Certificate of Incorporation of LKQ Southeast, Inc. (“LKQ Southeast”) provides that the personal liability of all of the directors of the corporation is eliminated to the fullest extent allowed as provided by the DGCL, as the same may be supplemented and amended. The Certificate of Incorporation further provides that the LKQ Southeast shall, to the fullest extent legally permissible under the provisions of the DGCL, as the same may be amended and supplemented, indemnify and hold harmless any and all persons whom it shall have power to indemnify under said provisions from and against any and all liabilities (including expenses) imposed upon or reasonably incurred by him in connection with any action, suit or other proceeding in which he may be involved or with which he may be threatened, or other matters referred to in or covered by said provisions both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer of the corporation. Such indemnification provided shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement or resolution adopted by the shareholders entitled to vote thereon after notice.
Article III, Section 14 of the Amended and Restated Bylaws of LKQ Southeast provides for indemnification of directors and officers in the same manner as the Second Amended and Restated Bylaws of DRIVERFX described above under “—DriverFX.com, Inc.”
LKQ Trading Company
See discussion of applicable provisions of DGCL above under “—LKQ Corporation.”
The Certificate of Incorporation of LKQ Trading Company provides for indemnification of directors and officers in the same manner as the Certificate of Incorporation of LKQ Southeast above under “—LKQ Southeast, Inc.”
Article III, Section 14 of the Amended and Restated Bylaws of LKQ Trading Company provides for indemnification of directors and officers in the same manner as the Second Amended and Restated Bylaws of DRIVERFX described above under “—DriverFX.com, Inc.”
Warn Industries, Inc.
See discussion of applicable provisions of DGCL above under “—LKQ Corporation.”
The Certificate of Incorporation of Warn Industries, Inc. provides that, to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this provision shall apply to, or have any effect on, the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.
Article III, Section 14 of the Amended and Restated Bylaws of Warn Industries, Inc. provides for indemnification of directors and officers in the same manner as the Second Amended and Restated Bylaws of DRIVERFX described above under “—DriverFX.com, Inc.”
Uni-Select USA Holdings, Inc.
See discussion of applicable provisions of DGCL above under “—LKQ Corporation.”
The Certificate of Incorporation of Uni-Select USA Holdings, Inc. (“Uni-Select USA Holdings”) provides for indemnification of directors and officers in the same manner as the Certificate of Incorporation of DRIVERFX described above under “—DriverFX.com, Inc.”
Section 6.1 of the Bylaws of Uni-Select USA Holdings provides that Uni-Select USA Holdings shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she, or a person for whom such person is the legal representative, is or was a director or officer of Uni-Select USA Holdings or is or was serving at the request of Uni-Select USA Holdings as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person. Uni-Select USA Holdings shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the board of directors of Uni-Select USA Holdings.

Section 6.2 of the Bylaws of Uni-Select USA Holdings provides that Uni-Select USA Holdings shall pay the expenses of a director or officer (including attorneys’ fees) incurred in defending any proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under Article VI or otherwise.
Section 6.3 of the Bylaws of Uni-Select USA Holdings provides that if a claim for indemnification or payment of expenses under Article VI of the Bylaws is not paid in full within sixty days after a written claim therefor has been received by Uni-Select USA Holdings, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action Uni-Select USA Holdings shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.
Section 6.4 of the Bylaws of Uni-Select USA Holdings provides that the rights conferred on any person by Article VI of the Bylaws shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
Section 6.6 of the Bylaws of Uni-Select USA Holdings provides that any repeal or modification of the provisions of Article VI shall not adversely affect any right or protection thereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.
Uni-Select USA LLC
See the discussion of applicable provisions of the DLLCA above under “—Assured Quality Testing Services, LLC.”
Section 11 of the Limited Liability Company Agreement (the “USA LLCA”) of Uni-Select USA LLC (“Uni-Select USA”) provides that neither the managers nor any officer of Uni-Select USA will be personally liable for any debt, obligation, or liability of Uni-Select USA, whether that debt, obligation, or liability arises in contract, tort, or otherwise, solely by reason of participating in the management of Uni-Select USA or being an officer or manager of Uni-Select USA. Except as otherwise provided in the USA LLCA, neither any manager nor any officer of Uni-Select USA will be liable to the company or the sole member of the company for any loss or damage sustained by Uni-Select USA or the sole member in its capacity as such, unless the loss or damage is the result of fraud or intentional misconduct by such officer or manager.
Section 12 of the USA LLCA provides that, to the fullest extent permitted by applicable law, the sole member, the managers and each officer of Uni-Select USA will be entitled to indemnification from Uni-Select USA for any loss or damage incurred by such person by reason of any act or omission performed or omitted by such person on behalf of, or in connection with the business and affairs of, Uni-Select USA (and if applicable, its direct and indirect subsidiaries), except that no such person will be entitled to be indemnified under Section 12 of the USA LLCA in respect of any loss or damage incurred by such person by reason of such person’s fraud or intentional misconduct or intentional breach of the USA LLCA.
California
American Recycling International, Inc.
Under Section 317 of the California Corporations Code (the “CCC”), a California corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person’s conduct was unlawful.
Section 317(c) of the CCC provides that a California corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders. No indemnification shall be made under Section 317(c) of the CCC for any of the following: (1) in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation in the performance of that person’s duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine; (2) of amounts paid in settling or otherwise disposing of a pending action without court approval; or (3) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.
Section 317(d) of the CCC provides that to the extent that an agent of a corporation has been successful on the merits in defense of any proceeding referred to above or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.
Except as provided in the paragraph above, any indemnification under Section 317 of the CCC shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth above, by any of the following: (1) a majority vote of a quorum consisting of directors who are not parties to such proceeding, (2) if such a quorum of directors is not obtainable, by independent legal counsel in a written opinion, (3) approval of the shareholders (Section 153 of the CCC), with the shares owned by the person to be indemnified not being entitled to vote thereon, or (4) the court in which the proceeding is or was pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not the application by the agent, attorney or other person is opposed by the corporation.
Section 317 of the CCC further provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, bylaws, disinterested director vote, shareholders vote, agreement or otherwise, and it permits a corporation to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent’s status as such whether or not the corporation would have the power to indemnify the agent against that liability. An article provision authorizing indemnification “in excess of that otherwise permitted by Section 317 of the CCC” or “to the fullest extent permissible under California law” or the substantial equivalent thereof shall be construed to be both a provision for additional indemnification for a breach of duty to the corporation and its shareholders and a provision for additional indemnification. The rights to indemnity under Section 317 of the CCC shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person.
Article VI, Section 12 of the Amended and Restated Bylaws of American Recycling International, Inc. (“American Recycling”) provides that American Recycling shall indemnify each of its agents against expenses, judgments, fines, settlements and other amounts, actually and reasonably incurred by such person by reason of such person’s having been made or having been threatened to be made a party to a proceeding to the fullest extent permissible under the CCC and American Recycling shall advance the expenses reasonably expected to be incurred by such agent in defending any such proceeding upon receipt of the undertaking.
Keystone Automotive Industries, Inc.
See the discussion of applicable provisions of the CCC above under “—American Recycling International, Inc.”

The Restated Articles of Incorporation (the “KAI AOI”) of Keystone Automotive Industries, Inc. provide that the liability of the directors of Keystone Automotive Industries, Inc. for monetary damages shall be eliminated to the fullest extent permissible under California law. Pursuant to the KAI AOI, Keystone Automotive Industries, Inc. is authorized to provide indemnification of agents (as defined in Section 317 of the CCC) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the CCC, subject only to the applicable limits set forth in Section 204 of the CCC with respect to actions for breach of duty to the corporation and its shareholders. Keystone Automotive Industries, Inc. is authorized to purchase and maintain insurance on behalf of its agents against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such from a company, the shares of which are owned in whole or in part by this corporation, provided that any policy issued by such company is limited to the extent required by applicable law. Any repeal or modification of the provisions in the KAI AOI summarized above by the shareholders of the corporation shall not adversely affect any right or protection of an agent of Keystone Automotive Industries, Inc. existing at the time of that repeal or modification.
Article VI, Section 12 of the Amended and Restated Bylaws of Keystone Automotive Industries, Inc. provides for indemnification of directors and officers in the same manner as the Amended and Restated Bylaws of American Recycling described above under “—American Recycling International, Inc.”
LKQ Auto Parts of Central California, Inc.
See the discussion of applicable provisions of the CCC above under “—American Recycling International, Inc.”
Article VI, Section 12 of the Amended and Restated Bylaws of LKQ Auto Parts of Central California, Inc. provides for indemnification of directors and officers in the same manner as the Amended and Restated Bylaws of American Recycling described above under “—American Recycling International, Inc.”
LKQ Lakenor Auto & Truck Salvage, Inc.
See the discussion of applicable provisions of the CCC above under “—American Recycling International, Inc.”
Article VI, Section 12 of the Amended and Restated Bylaws of LKQ Lakenor Auto & Truck Salvage, Inc. provides for indemnification of directors and officers in the same manner as the Amended and Restated Bylaws of American Recycling above under “—American Recycling International, Inc.”
North American ATK Corporation
See the discussion of applicable provisions of the CCC above under “—American Recycling International, Inc.”
Article VI, Section 12 of the Amended and Restated Bylaws of North American ATK Corporation provides for indemnification of directors and officers in the same manner as the Amended and Restated Bylaws of American Recycling described above under “—American Recycling International, Inc.”
Pick-Your-Part Auto Wrecking
See the discussion of applicable provisions of the CCC above under “—American Recycling International, Inc.”
Article VI, Section 12 of the Amended and Restated Bylaws of Pick-Your-Part Auto Wrecking provides for indemnification of directors and officers in the same manner as the Amended and Restated Bylaws of American Recycling described above under “—American Recycling International, Inc.”
Redding Auto Center, Inc.
See the discussion of applicable provisions of the CCC above under “—American Recycling International, Inc.”
Article VI, Section 12 of the Amended and Restated Bylaws of Redding Auto Center, Inc. provides for indemnification of directors and officers in the same manner as the Amended and Restated Bylaws of American Recycling described above under “—American Recycling International, Inc.”

Illinois
KAIR IL, LLC
Section 15-7(a) of the Illinois Limited Liability Company Act, as amended (the “ILLCA”), provides that a limited liability company shall indemnify a member or manager for debts, obligations, or other liabilities incurred by the member or manager in the course of the member’s or manager’s activities on behalf of the company, if, in incurring the debt, obligation, or other liability, such person complied with the duties stated in Sections 15-3 (including, but not limited to, the fiduciary duties of loyalty and care and the obligation of good faith and fair dealing in the exercise of any rights held by such member or manager) and 25-35 (no unlawful distributions) of the ILLCA.
Section 15-7(e) of the ILLCA permits a limited liability company to purchase and maintain insurance on behalf of a member or manager of the company against liability asserted against or incurred by the member or manager in that capacity or arising from that status even if, under the ILLCA, the operating agreement of such company could not eliminate or limit the person’s liability to the company for the conduct giving rise to the liability.
Section 10(b) of the Amended and Restated Limited Liability Company Agreement (“KAIR LLCA”) of KAIR IL, LLC (“KAIR”) provides that KAIR shall indemnify, save harmless and pay all judgments and claims against any member or any officer, director, employee, agent or representative of KAIR (each, a “KAIR Covered Person” and collectively, the “KAIR Covered Persons”) relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such KAIR Covered Person in connection with the business of KAIR, including reasonable attorneys’ fees incurred by the KAIR Covered Person in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred. Notwithstanding the above provisions, Section 10(b) of the KAIR LLCA shall be enforced only to the maximum extent permitted by law and no KAIR Covered Person shall be indemnified from any liability for the fraud, intentional misconduct or a knowing violation of the law of such KAIR Covered Person which was material to the cause of action.
LKQ Taiwan Holding Company
Under Section 8.75(a) of the Illinois Business Corporation Act (“IBCA”), an Illinois corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 8.75(b) of the IBCA provides that an Illinois corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.
Section 8.75(d) of the IBCA provides that, to the extent that a present or former director, officer or employee of a corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in either of the foregoing paragraphs, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.
Section 8.75 of the IBCA further permits an Illinois corporation to pay expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding if the director or officer undertakes to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation. An Illinois corporation may also grant additional indemnification through its by-laws, agreements, votes of shareholders or disinterested directors, or otherwise, and may purchase and maintain insurance on behalf of any indemnifiable person against any liability asserted against such person and incurred by such person in his or her capacity as an indemnifiable person whether or not the corporation would have the power to indemnify such person against liability under the terms of Section 8.75 of the IBCA.
Section 3.14 of the Amended and Restated Bylaws of LKQ Taiwan Holding Company (“LKQ Taiwan”) provides that LKQ Taiwan shall indemnify and upon request advance expenses to every person who is or was a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he/she is or was a director or officer of LKQ Taiwan or, while a director or officer or employee of LKQ Taiwan, is or was serving at the request of LKQ Taiwan as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with such action, suit or proceeding, to the full extent permitted by applicable law.
Indiana
FinishMaster, Inc.
Chapter 37 of the Indiana Business Corporation Law (the “IBCL”) authorizes an Indiana corporation to indemnify a director, officer, employee, or agent who is made a party to a proceeding because the person was a director, officer, employee, or agent of the corporation against liability incurred in the proceeding if (1) the individual’s conduct was in good faith, (2) the individual reasonably believed (A) in the case of conduct in the individual’s official capacity with the corporation, that the conduct was in the corporation’s best interests, and (B) in all other cases, that the individual’s conduct was at least not opposed to the corporation’s best interests, and (3) in the case of a criminal proceeding, the individual either (A) had reasonable cause to believe the individual’s conduct was lawful, or (B) had no reasonable cause to believe the individual’s conduct was unlawful. The IBCL also permits a corporation to pay for or reimburse reasonable expenses incurred before the final disposition of the proceeding and permits a court of competent jurisdiction to order a corporation to indemnify a director or officer if the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the person met the standards for indemnification otherwise provided in the IBCL.
Furthermore, Chapter 37 of the IBCL requires a corporation, unless limited by its articles of incorporation, to indemnify a director or an officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any threatened, pending or completed proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, against reasonable expenses, including counsel fees, incurred in connection with the proceeding.
Section 5.01 of the Articles of Incorporation of FinishMaster, Inc. (the “FinishMaster AOI”) provide that FinishMaster, Inc. shall indemnify every person who is or was a director or officer of the corporation against all liability to the fullest extent provided permitted by the IBCL, provided that such person is determined in the manner specified by the IBCL to have met the standard of conduct specified in the IBCL. Pursuant to the FinishMaster AOI, FinishMaster, Inc. shall, to the fullest extent permitted by the IBCL, pay for or reimburse the reasonable expenses incurred by such director or officer who is or was a party to a proceeding in the manner specified by the IBCL. The foregoing indemnification and advance of expenses for each director or officer of FinishMaster, Inc. shall apply to service in such director’s or officer's official capacity with FinishMaster, Inc., and to service at FinishMaster, Inc.’s request, while also acting in an official capacity with FinishMaster, Inc., as a director, officer, partner, member, manager, trustee, employee, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not.
Maryland
Potomac German Auto, Inc.
Section 2-405.2 of the Maryland General Corporation Law (the “MGCL”) permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation or its stockholders for money damages except: (1) to the extent it is proven that the director or officer actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received; or (2) to the extent that a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding that the director’s or officer’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.
Section 2-418 of the MGCL permits a Maryland corporation to indemnify a director or officer who is made a party to any proceeding by reason of service in that capacity against judgments, penalties, fines, settlements and reasonable expenses actually incurred unless it is established that: (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit in money, property or services; or (3) in the case of a criminal proceeding, the director or officer had reasonable cause to believe that his or her conduct was unlawful. The MGCL provides that where a director or officer is a defendant in a proceeding by or in the right of the corporation, the director or officer may not be indemnified if he or she is found liable to the corporation. The MGCL also provides that a director or officer may not be indemnified in respect of any proceeding alleging improper personal benefit in which he or she was found liable on the grounds that personal benefit was improperly received. However, a director or officer found liable in a proceeding by or in the right of the corporation or in a proceeding alleging improper personal benefit may petition a court to nevertheless order indemnification of expenses if the court determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.
Section 2-418 of the MGCL further provides that unless limited by the charter of a Maryland corporation, a director or an officer who is successful on the merits or otherwise in defense of any proceeding is required to be indemnified against reasonable expenses. Section 2-418 also provides that a Maryland corporation may advance reasonable expenses to a director or an officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by the director or officer or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.
Section 2-418 of the MGCL provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person’s position, whether or not the corporation would have the power to indemnify against liability under the provisions of this section. A corporation may also provide similar protection, including a trust fund, letter of credit, or surety bond, not inconsistent with the MGCL.
Article XI of the Articles of Incorporation of Potomac German Auto, Inc. (“Potomac”) provide that Potomac shall indemnify any officer or director, or any former officer or director, to the full extent permitted by law.
Article III, Section 14 of the Amended and Restated Bylaws of Potomac provides that, to the maximum extent permitted by Maryland law in effect from time to time, Potomac shall indemnify (i) any individual who is a present or former director or officer of Potomac or (ii) any individual who, while a director of Potomac and at the request of

Potomac, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee. Subject to the requirements of Maryland law in effect from time to time, Potomac, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse to any such individual reasonable expenses in advance of final disposition of a proceeding. Potomac may, with the approval of its board of directors, provide indemnification and advancement of expenses to a person who served a predecessor of Potomac in any such capacities and to any employee or agent of Potomac or a predecessor of Potomac. Neither the amendment nor repeal of the above provision, nor the adoption or amendment of any other provision of the Amended and Restated Bylaws or the Articles of Incorporation of Potomac inconsistent with the above provisions, shall apply to or affect in any respect the applicability of the above provisions with respect to any act or failure to act which occurred prior to that amendment, repeal or adoption.
Oregon
LKQ Foster Auto Parts, Inc.
Section 60.387 et seq. of the Oregon Business Corporation Act (the “OBCA”) allows corporations to indemnify their directors against liability where (a) the conduct of the director was in good faith, (b) the director reasonably believed this conduct was in the best interests of the corporation, or at least was not opposed to the corporation's best interests, and (c) in the case of a criminal proceeding, the director did not have reasonable cause to believe the director’s conduct was unlawful. Under the OBCA, corporations may not indemnify against liability in connection with a proceeding by or in the right of the corporation in which the director was adjudged to be liable for to the corporation or a proceeding that charged the director with and adjudged the director to be liable for improperly receiving a personal benefit, but may indemnify against the reasonable expenses associated with such claims.
Section 60.394 of the OBCA provides that unless limited by its articles of incorporation, the corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.
Section 60.401 of the OBCA provides that a court may order indemnification if it determines that the director is entitled to mandatory indemnification under Section 60.394 or is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer met the good faith and reasonable belief standards of conduct set forth in the OBCA or was adjudged liable.
Section 60.407 of the OBCA provides that, unless the corporation’s articles of incorporation provide otherwise, an officer of the corporation is entitled to mandatory indemnification under Section 60.394, and is entitled to apply for court ordered indemnification under Section 60.401, in each case to the same extent as a director as set forth above.
Section 60.411 of the OBCA provides that the corporation may purchase and maintain insurance on behalf of an individual against liability asserted against or incurred by the individual who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The corporation may purchase and maintain the insurance even if the corporation has no power to indemnify the individual against the same liability under the OBCA.
Article VI of the Bylaws of Foster Auto Parts, Inc. (“Foster”) provides that Foster shall indemnify, to the fullest extent allowed by law, any director or officer of Foster who is made, or who is threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including an action, suit or proceeding by or in the right of Foster) by reason of the fact that the director is or was a director, officer, employee or agent of Foster or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employ benefit plan of Foster, or serves or served at the request of Foster as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. No amendment to the Bylaws of Foster that limits Foster’s obligation to indemnify its directors shall have any effect on such obligation for any act or omission that occurs before the effective date of the amendment or the date on which the officer or director is notified of the amendment, whichever is later.
Pennsylvania
A&A Auto Parts Stores, Inc.
Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended (the “PBCL”), provide that a business corporation may indemnify directors and officers against liabilities and expenses he or she may incur in connection with a threatened, pending or completed civil, administrative or investigative proceeding by reason of the fact that he or she is or was a representative of the corporation or was serving at the request of the corporation as a representative of another enterprise, provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under Sections 1741 and 1742 does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation, unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for the expenses the court deems proper.
Section 1743 of the PBCL provides that, to the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in the defense of any action or proceeding referred to in Section 1741 or 1742 of the PBCL, or in a defense of any claim, issue or matter therein, the director or officer shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by the director or officer in connection therewith.
Section 1746 of the PBCL provides that indemnification under the foregoing provisions is not exclusive of other rights that a person seeking indemnification may have under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, whether or not the corporation would have the power to indemnify the person under any other provision of law. However, Section 1746 prohibits indemnification in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The articles of the corporation may not provide for indemnification in the case of willful misconduct or recklessness.
Section 1747 of the PBCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a representative of another enterprise, against any liability asserted against such person and incurred by him or her in that capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under the above provisions.
Section 8.1 of the Bylaws of A&A Auto Parts Stores, Inc. (“A&A”) provides that A&A shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of A&A, or is or was serving at the request of A&A as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of A&A, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of A&A, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
Section 8.2 of the Bylaws of A&A provides that A&A shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of A&A to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of A&A, or is or was serving at the request of A&A as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of A&A and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to A&A unless and only to the extent that the Pennsylvania Court of Chancery or the court in which such action or suit was brought shall determine upon application, that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Pennsylvania Court of Chancery or such other court shall deem proper.
Section 8.3 of the Bylaws of A&A provides that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 8.1 and 8.2 of the Bylaws of A&A, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.
Section 8.7 of the Bylaws of A&A provides that A&A may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of A&A, or is or was serving at the request of A&A as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not A&A would have the power to indemnify him against such liability under the provisions of such Article VIII of the Bylaws of A&A.
The Bylaws of A&A further provide that indemnification and advancement of expenses provided by, or granted pursuant to, under the above provisions shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
KAO Logistics, Inc.
See the discussion of applicable provisions of the PBCL above under “—A&A Auto Parts Stores, Inc.”
Keystone Automotive Operations, Inc.
See the discussion of applicable provisions of the PBCL above under “—A&A Auto Parts Stores, Inc.”
Section 9-04(a) of the Bylaws of Keystone Automotive Operations, Inc. (“Keystone Automotive Operations”) provides that Keystone Automotive Operations shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Keystone Automotive Operations) by reason of the fact that the person is or was a director or officer of Keystone Automotive Operations, or is or was serving at the request Keystone Automotive Operations as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with the action or proceeding if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Keystone Automotive Operations and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.
Section 9-04(b) of the Bylaws of Keystone Automotive Operations provides that Keystone Automotive Operations shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Keystone Automotive Operations to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of Keystone Automotive Operations, or is or was serving at the request of Keystone Automotive Operations as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with the action or proceeding if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Keystone Automotive Operations and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.
Section 9-04(c) of the Bylaws of Keystone Automotive Operations provides that indemnification under Section 9-04(a) or (b) of the Bylaws of Keystone Automotive Operations shall be automatic and shall not require any determination that indemnification is proper, except that no indemnification shall be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, and Section 9-04(d) of the Bylaws of Keystone Automotive Operations provides that expenses incurred by a person who may be indemnified under Section 9-04(a) or (b) of the Bylaws of Keystone Automotive Operations shall be paid by Keystone Automotive Operations in advance of the final disposition of any action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by Keystone Automotive Operations.
Section 9-04(f) of the Bylaws of Keystone Automotive Operations provides that any amendment or modification of the Bylaws of Keystone Automotive Operations that has the effect of limiting a person’s rights to indemnification with respect to any act or failure to act occurring prior to the date of adoption of such amendment or modification shall not be effective as to that person unless he consents in writing to be bound by the amendment or modification. The indemnification and advancement of expenses provided by or granted pursuant to the Bylaws of Keystone Automotive Operations shall inure to the heirs, executors and administrators of such person.
Texas
Earl Owen Co.
Title 1, Chapter 8 of the Texas Business Organizations Code (the “TBOC”) provides a Texas corporation with broad powers and authority to indemnify its directors and officers. Section 8.051 of the TBOC provides that an enterprise shall indemnify a governing person, former governing person, or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was a governing person or delegate if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding. A court that determines, in a suit for indemnification, that a governing person, former governing person, or delegate is entitled to indemnification under this section shall order indemnification and award to the person the expenses incurred in securing the indemnification.
Section 8.052 of the TBOC provides that on application of a governing person, former governing person, or delegate and after notice is provided as required by the court, a court may order an enterprise to indemnify the person to the extent the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. Section 8.052 of the TBOC applies without regard to whether the governing person, former governing person, or delegate applying to the court satisfies the requirements of Section 8.101 of the TBOC has been found liable (1) to the enterprise; or (2) because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person's official capacity, but, in such cases, limited to reasonable expenses.
Section 8.101 of the TBOC provides that an enterprise may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding to the extent permitted by the TBOC if it is determined that: (1) the person (A) acted in good faith; (B) reasonably believed that (i) in the case of conduct in the person's official capacity, that the person's conduct was in the enterprise's best interests; and (ii) in any other case, that the person's conduct was not opposed to the enterprise's best interests; and (C) in the case of a criminal proceeding, did not have a reasonable cause to believe the person's conduct was unlawful; (2) with respect to expenses, the amount of expenses other than a judgment is reasonable; and (3) indemnification should be paid.
Section 8.102 of the TBOC provides that an enterprise may indemnify a governing person, former governing person, or delegate against (1) a judgment; and (2) expenses, other than a judgment, that are reasonable and actually incurred by the person in connection with a proceeding. However, indemnification under this subchapter of a person who is found liable to the enterprise or is found liable because the person improperly received a personal benefit may not be made in relation to a proceeding in which the person has been found liable for: willful or intentional misconduct in the performance of the person's duty to the enterprise; breach of the person's duty of loyalty owed to the enterprise; or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise.
Section 7.001 of the TBOC permits the articles of incorporation of a Texas corporation to provide that a director is not liable, or is liable only to the extent provided by the articles, to the corporation or its owners or members for monetary damages for an act or omission by the person in the person’s capacity as a governing person, except for (i) any breach of the director’s duty of loyalty, if any, to the corporation or its shareholders, (ii) any act or omission not in good faith that constitutes a breach of duty of the director to the corporation or that involves intentional misconduct or a knowing violation of law, (iii) any transaction from which the director derived any improper personal benefit, regardless of whether the benefit resulted from an action taken within the scope of the director’s duties, or (iv) any act or omission where the liability of the director is expressly provided by statute.
Section 8.151 of the TBOC provides that an enterprise may purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless an existing or former governing person, delegate, officer, employee, or agent against any liability asserted against and incurred by the person in that capacity; or arising out of the person's status in that capacity. The insurance or other arrangement may insure or indemnify against such liability without regard to whether the enterprise otherwise would have had the power to indemnify the person against that liability under this chapter.
Section 8.2 of the Bylaws of Earl Owen Co. provides that Earl Owen Co. shall indemnify every present and former director or officer against all judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred in connection with any proceeding to which the director or officer was, is or is threatened to be named defendant or respondent, or in which the director or officer was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of the director’s or officer’s serving or having served, or having been nominated or designated to serve as a director or officer, if it is determined that the indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his official capacity, that his conduct was in Earl Owen Co.’s best interests and, in all other cases, that his conduct was at least not opposed to Earl Owen Co.’s best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, that if the director or officer is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the indemnitee, whether or not the benefit resulted from an action taken in the indemnitee’s official capacity, such indemnification will be limited to reasonable expenses actually incurred. No indemnification will be made in connection with any proceeding in which the director or officer has been found liable for willful or intentional misconduct in the performance of his duty to Earl Owen Co.
Section 8.7 of the Bylaws of Earl Owen Co. provides that the indemnification of directors and officers in Article 8 of the Bylaws of Earl Owen Co. does not preclude any other rights to which those seeking indemnification may be entitled under Earl Owen Co.’s Articles of Incorporation, any law, agreement or vote of shareholders or disinterested directors, or otherwise, or under any policy of insurance or other arrangement, consistent with law, purchased and maintained by Earl Owen Co. on behalf of any indemnitee, both as to his official capacity and as to action in any other capacity. Pursuant to Section 8.11 of the Bylaws of Earl Owen Co., no amendment, modification or repeal of Article 8 of the Bylaws of Earl Owen Co. or any provision thereof shall terminate, reduce or impair the right of any past, present or future director or officer of the corporation to be indemnified by the corporation, nor the obligation of the corporation to indemnify any such director or officer, under and in accordance with the provisions of Article 8 of the Bylaws of Earl Owen Co. as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
Section 9.1 of the Bylaws of Earl Owen Co. specifically provide that no director shall be liable (a) to the corporation in connection with the director’s vote for or assent to a distribution by the corporation if made in accordance with certain prescribed circumstances, or (b) for any claims or damages that may result from the director’s acts in the discharge of any duty imposed or power conferred upon such director in its capacity as a director if, in the exercise of ordinary care, he acted in good faith and relied upon the written opinion of an attorney for the corporation.
The Netherlands
LKQ Dutch Bond B.V.
The articles of association of LKQ Finance do not exonerate the directors for liability against LKQ Finance, nor do they provide that the directors will be indemnified by LKQ Finance against claims of third parties. However, Dutch law does not preclude that the articles of association of LKQ Finance or agreements between the managing directors and LKQ Finance contain such provisions, insofar as they relate to damages that were not caused intentionally or by deliberate recklessness. LKQ Finance may also contract D&O insurance for its managing directors to cover both their liability towards LKQ Finance and towards third parties. Such insurance would shift the monetary consequences of the directors’ liability, without affecting the right of LKQ Finance or third parties to bring an action for breach of duty. D&O insurance in The Netherlands does not cover willful misconduct (opzet), fraudulent acts (fraude) or acts caused by gross negligence (grove nalatigheid). However, D&O insurance may cover fines and penalties related to criminal offenses, although such events are often excluded.
Exonerations, indemnities and D&O insurance cover liabilities incurred by the managing directors whilst exercising their duties as managing directors. These duties consist of acting accordance with the corporate interests of LKQ Finance. The managing directors of are responsible for the continuity of the company and its affiliated enterprise and the sustainable long-term value creation by the company and its affiliated enterprise. The managing directors shall weigh the relevant interests of all stakeholders in this respect. Each managing director bears responsibility for the general course of affairs of the company.
Under Dutch law, there are various potential liabilities that may exist for managing directors in this respect. The managing directors may be held liable by the company in accordance with the Dutch Civil Code in case of mismanagement. Individual directors shall be jointly and severally liable in full for the damages caused by mismanagement, unless they can exculpate themselves. Individual directors may exculpate themselves if, in view of the duties assigned to the other managing directors, they cannot be seriously blamed for the mismanagement and they were not negligent in taking measures to avert the consequences of mismanagement. In addition, managing directors may, under specific circumstances, also be subject to criminal liability, such as in the case of an abuse of assets. In the event of bankruptcy, managing directors may be subject to specific criminal and civil liabilities, including being held liable for the full bankruptcy estate deficit, especially when they did not comply with the duty to keep books of the company or with the duty to file its annual accounts. Moreover, although managing directors may, in principle, not be held personally liable for the debts and obligations of the company, they may be held liable for the damages caused by the company not paying its debts or complying with its obligations, if they can be personally blamed for such damages being caused by the company.
Item 16. Exhibits
The following exhibits are filed as part of this registration statement:

Exhibit No.	Document

1.1*	Form of Underwriting Agreement relating to common stock, debt securities, warrants, purchase contracts and units of LKQ Corporation

1.2*	Form of Underwriting Agreement relating to debt securities of LKQ Dutch Bond B.V.

4.1	Restated Certificate of Incorporation of LKQ Corporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on October 31, 2014)

4.2
Amended and Restated Bylaws of LKQ Corporation, as amended as of November 6, 2023 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 9, 2023)

Exhibit No.	Document
4.3
Indenture, dated as of April 14, 2016, among LKQ Italia Bondco S.p.A., as Issuer, LKQ Corporation, certain subsidiaries of LKQ Corporation, BNP Paribas Trust Corporation UK Limited, as Trustee, and BNP Paribas Securities Services, Luxembourg Branch, as Paying Agent, Transfer Agent and Registrar (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 18, 2016)

4.4
Supplemental Indenture, dated as of June 13, 2016, among Auto Kelly a.s., LKQ Corporation, LKQ Italia Bondco S.p.A. and BNP Paribas Trust Corporation UK Limited, as Trustee (incorporated herein by reference to Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 2, 2016)

4.5
Supplemental Indenture, dated as of June 13, 2016, among ELIT CZ, spol. s r.o., LKQ Corporation, LKQ Italia Bondco S.p.A. and BNP Paribas Trust Corporation UK Limited, as Trustee (incorporated herein by reference to Exhibit 4.3 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 2, 2016)

4.6
Supplemental Indenture, dated as of June 13, 2016, among Rhiag-Inter Auto Parts Italia S.p.A., LKQ Corporation, LKQ Italia Bondco S.p.A. and BNP Paribas Trust Corporation UK Limited, as Trustee (incorporated herein by reference to Exhibit 4.4 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 2, 2016)

4.7
Supplemental Indenture, dated as of June 13, 2016, among Bertolotti S.p.A., LKQ Corporation, LKQ Italia Bondco S.p.A. and BNP Paribas Trust Corporation UK Limited, as Trustee (incorporated herein by reference to Exhibit 4.5 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 2, 2016)

4.8
Supplemental Indenture, dated as of September 9, 2016, among LKQ Italia Bondco S.p.A., as Issuer, certain subsidiaries of LKQ Corporation, as Guarantors, and BNP Paribas Trust Corporation UK Limited, as Trustee (incorporated herein by reference to Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 1, 2016)

4.9
Supplemental Indenture, dated as of July 24, 2017, among LKQ Italia Bondco S.p.A., as Issuer, certain subsidiaries of LKQ Corporation, as Guarantors, and BNP Paribas Trust Corporation UK Limited, as Trustee (incorporated herein by reference to Exhibit 4.16 to the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2018)

4.10
Supplemental Indenture, dated as of November 29, 2017, among LKQ Italia Bondco S.p.A., as Issuer, certain subsidiaries of LKQ Corporation, as Guarantors, and BNP Paribas Trust Corporation UK Limited, as Trustee (incorporated herein by reference to Exhibit 4.17 to the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2018)

4.11
Supplemental Indenture, dated as of April 27, 2018, among LKQ Italia Bondco S.p.A., as Issuer, certain subsidiaries of LKQ Corporation, as Guarantors, and BNP Paribas Trust Corporation UK Limited, as Trustee (incorporated herein by reference to Exhibit 4.3 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 6, 2018)

4.12
Supplemental Indenture, dated as of July 16, 2018, among LKQ Italia Bondco S.p.A., as Issuer, certain subsidiaries of LKQ Corporation, as Guarantors, and BNP Paribas Trust Corporation UK Limited, as Trustee (incorporated herein by reference to Exhibit 4.5 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 6, 2018)

4.13
Supplemental Indenture, dated as of June 21, 2019, among LKQ Italia Bondco S.p.A, as Issuer, certain subsidiaries of LKQ Corporation, as Guarantors, and BNP Paribas Trust Corporation UK Limited, as Trustee (incorporated herein by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 2, 2019)

4.14
Indenture, dated as of April 9, 2018, among LKQ European Holdings B.V., as Issuer, LKQ Corporation, certain subsidiaries of LKQ Corporation, BNP Paribas Trust Corporation UK Limited, as Trustee, and BNP Paribas Securities Services, Luxembourg Branch, as Paying Agent, Transfer Agent, and Registrar (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 12, 2018)

4.15
Supplemental Indenture, dated as of July 16, 2018, among LKQ European Holdings B.V., as Issuer, LKQ Corporation, certain subsidiaries of LKQ Corporation, as Guarantors, and BNP Paribas Trust Corporation UK Limited, as Trustee (incorporated herein by reference to Exhibit 4.6 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 6, 2018)

Exhibit No.	Document
4.16
Supplemental Indenture, dated as of June 21, 2019, among LKQ European Holdings B.V., as Issuer, LKQ Corporation, certain subsidiaries of LKQ Corporation, as Guarantors, and BNP Paribas Trust Corporation UK Limited, as Trustee (incorporated herein by reference to Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 2, 2019)

4.17
Indenture, dated as of May 24, 2023, among LKQ Corporation, as Issuer, the Guarantors, and U.S. Bank Trust Company, National Association, as Trustee (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 26, 2023)

4.18	Form of LKQ Corporation Senior Notes Indenture

4.19	Form of LKQ Dutch Bond B.V. Senior Notes Indenture

4.20*	Form of Note.

4.21*	Form of Warrant Agreement of LKQ Corporation.

4.22*	Form of Purchase Contract Agreement of LKQ Corporation.

4.23*	Form of Unit Agreement of LKQ Corporation.

5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP.

5.2	Opinion of Cozen O'Connor.

5.3	Opinion of Stoel Rives LLP.

5.4	Opinion of Barnes & Thornburg LLP.

5.5	Opinion of Baker & McKenzie Amsterdam N.V.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1).

23.3	Consent of Cozen O’Connor (included in Exhibit 5.2).

23.4	Consent of Stoel Rives LLP (included in Exhibit 5.3).

23.5	Consent of Barnes & Thornburg LLP (included in Exhibit 5.4).

23.6	Consent of Baker & McKenzie Amsterdam N.V. (included in Exhibit 5.5).

24.1	Power of Attorney for LKQ Corporation.

24.2	Power of Attorney for LKQ Dutch Bond B.V.

24.3	Power of Attorney for the Additional Registrants (other than Warn Industries, Inc.).

24.4	Power of Attorney for Warn Industries, Inc.

25.1*	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the LKQ Corporation Senior Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

25.2*	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the LKQ Dutch Bond B.V. Senior Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

107	Filing Fee Table.
__________________
*To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the securities.

Item 17. Undertakings
(a)Each of the undersigned registrants hereby undertakes:
(1)to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the respective registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(2)that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3)to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and
(5)that, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of the respective undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the respective undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)any preliminary prospectus or prospectus of the respective undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)any free writing prospectus relating to the offering prepared by or on behalf of the respective undersigned registrant or used or referred to by the respective undersigned registrant;
(iii)the portion of any other free writing prospectus relating to the offering containing material information about the respective undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)other communication that is an offer in the offering made by the respective undersigned registrant to the purchaser.
(b)The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the respective registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the respective registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the respective registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on February 22, 2024.

LKQ Corporation

By:	/s/ Dominick Zarcone
Name:	Dominick Zarcone
Title:	President and Chief Executive Officer
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the following capacities on the dates indicated.

Signature	Title	Date

/s/ Dominick Zarcone	President and Chief Executive Officer, Director
Dominick Zarcone	(Principal Executive Officer)	February 22, 2024

/s/ Rick Galloway	Senior Vice President and Chief Financial Officer
Rick Galloway	(Principal Financial Officer)	February 22, 2024

/s/ Michael S. Clark	Vice President – Finance and Controller
Michael S. Clark	(Principal Accounting Officer)	February 22, 2024

/s/ Patrick Berard
Patrick Berard	Director	February 22, 2024

/s/ Meg Ann Divitto
Meg Ann Divitto	Director	February 22, 2024

/s/ Joseph M. Holsten
Joseph M. Holsten	Director	February 22, 2024

/s/ Blythe J. McGarvie
Blythe J. McGarvie	Director	February 22, 2024

/s/ John W. Mendel
John W. Mendel	Director	February 22, 2024

/s/ Jody G. Miller
Jody G. Miller	Director	February 22, 2024

/s/ Guhan Subramanian
Guhan Subramanian	Director	February 22, 2024

/s/ Xavier Urbain
Xavier Urbain	Director	February 22, 2024

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on February 22, 2024.

LKQ Dutch Bond B.V.

By:	/s/ Yanik Cantieni
Name:	Yanik Cantieni
Title:	Managing Director
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the following capacities on the dates indicated.

Signature	Title	Date

/s/ Yanik Cantieni	Managing Director
Yanik Cantieni	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	February 22, 2024

/s/ Eelco Armin Aantjes
Eelco Armin Aantjes	Director	February 22, 2024

/s/ Maurice van der Horn
Maurice van der Horn	Director	February 22, 2024

/s/ Matthew J. McKay
Matthew J. McKay	Authorized Representative in the United States	February 22, 2024

SIGNATURES
Pursuant to the requirements of the Securities Act, each of the registrants listed below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on February 22, 2024.

A&A Auto Parts Stores, Inc.	LKQ Central, Inc.
A&A Auto Parts Stores, Inc.	LKQ Foster Auto Parts, Inc.
American Recycling International, Inc.	LKQ Investments, Inc.
Assured Quality Testing Services, LLC	LKQ Lakenor Auto & Truck Salvage, Inc.
Automotive Calibration & Technology Services, LLC	LKQ Midwest, Inc.
DriverFx.com, Inc.	LKQ Northeast, Inc.
Earl Owen Co.	LKQ Pick Your Part Central, LLC
FinishMaster, Inc.	LKQ Pick Your Part Midwest, LLC
Global Powertrain Systems, LLC	LKQ Pick Your Part Southeast, LLC
KAIR IL, LLC	LKQ Southeast, Inc.
KAO Logistics, Inc.	LKQ Taiwan Holding Company
KAO Warehouse, Inc.	LKQ Trading Company
Keystone Automotive Industries, Inc.	North American ATK Corporation
Keystone Automotive Operations, Inc.	Pick-Your-Part Auto Wrecking
Keystone Automotive Operations of Canada, Inc.	Potomac German Auto, Inc.
KPGW Canadian Holdco, LLC	Redding Auto Center, Inc.
LKQ Auto Parts of Central California, Inc.	Uni-Select USA Holdings, Inc.
LKQ Best Automotive Corp.	Uni-Select USA LLC

By:	/s/ Rick Galloway
Name:	Rick Galloway
Title:	Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the following capacities on the dates indicated.

Signature	Title	Date

/s/ Justin Jude	President and Director	February 22, 2024
Justin Jude

/s/ Rick Galloway	Vice President, Chief Financial Officer and Director	February 22, 2024
Rick Galloway

/s/ Michael S. Clark	Vice President – Finance and Controller	February 22, 2024
Michael S. Clark

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on February 22, 2024.

Warn Industries, Inc.

By:	/s/ William Rogers
Name:	William Rogers
Title:	President
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the following capacities on the dates indicated.

Signature	Title	Date

/s/ William Rogers	President	February 22, 2024
William Rogers

/s/ Karl Tao	Vice President and Controller	February 22, 2024
Karl Tao

/s/ Justin Jude	Director	February 22, 2024
Justin Jude

/s/ Rick Galloway	Director	February 22, 2024
Rick Galloway